UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 25, 2025

IVEDA SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41345	20-2222203
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1744 S Val Vista, Suite 213 Mesa, Arizona	85204
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (480) 307-8700

______________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	IVDA	The Nasdaq Stock Market, LLC
Common Stock Purchase Warrants	IVDAW	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 27, 2025, Iveda Solutions, Inc. (the “Company”) received a letter from The Nasdaq Listing Qualifications Department (the “Staff”) indicating that it did not comply with Nasdaq Listing Rules 5550(b)(1), 5550(b)(2), or 5550(b)(3) (the “Rules”) which require companies listed on The Nasdaq Capital Market to maintain a minimum of $2,500,000 in stockholders’ equity, or $35 million market value of listed securities, or $500,000 of net income from continuing operations, for continued listing.

On November 25, 2025, the Company received additional correspondence from the Staff advising that, based on the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2025, the Company reported stockholders’ equity of $3,768,242, and, as a result, the Staff has determined that the Company complies with the Rules and that the matter is now closed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IVEDA SOLUTIONS, INC.

Date: November 25, 2025	/s/ David Ly
David Ly
Chief Executive Officer and Chairman